Exhibit 5.1

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036.7703 USA

P. 212.880.6000 | F. 212.682.0200

79 Wellington St. W., 30th Floor

Box 270, TD South Tower

Toronto, Ontario M5K 1N2 Canada

P. 416.865.0040 | F. 416.865.7380

www.torys.com

June 28, 2024

Village Farms International, Inc.

4700-80th Street

Delta, British Columbia

Canada, V4K 3N3

RE:	Village Farms International, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as U.S. and Canadian counsel for Village Farms International, Inc. (the “Corporation”), a corporation organized under the Business Corporations Act (Ontario) (the “OBCA”), in connection with the Corporation’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”) up to US$200,000,000 of: (i) common shares in the capital of the Corporation (“Common Shares”), (ii) preferred shares in the capital of the Corporation (“Preferred Shares”), (iii) subscription receipts issuable by the Corporation (“Subscription Receipts”), (iv) debt securities issuable by the Corporation (“Debt Securities”), (v) warrants issuable by the Corporation (“Warrants”) and (vi) units issuable by the Corporation, consisting of one or more of the foregoing securities (“Units”, and together with the Common Shares, the Preferred Shares, the Subscription Receipts, the Debt Securities and the Warrants, collectively, the “Securities”). The Registration Statement includes a prospectus (the “Prospectus”), which provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”) filed with the SEC in connection with offerings of Securities.

The Preferred Shares may be issued pursuant to articles of amendment (each, “Articles of Amendment”) under the OBCA. The Warrants may be issued pursuant to warrant agreements or warrant indentures (each, a “Warrant Indenture”) to be entered into between the Corporation and one or more banks or trust companies acting as warrant agent and the Warrants may be represented by certificates (each, a “Warrant Certificate” and, together with the related Warrant Indenture, the “Governing Warrant Documents”). The Subscription Receipts may be issued pursuant to subscription receipt agreements (each, a “Subscription Receipt Agreement”) to be entered into between the Corporation and one or more escrow agents and the Subscription Receipts may be represented by certificates (each, a “Subscription Receipt Certificate” and, together with the related Subscription Receipt Agreement, the “Governing Subscription Receipt Documents”). The Debt Securities may be issued pursuant to an indenture to be entered into in connection with the issuance of Debt Securities thereunder, and a form of which is filed as an exhibit to the Registration Statement (the “Indenture”), among the Corporation, as issuer, and one or more trustees (“Trustee”), with the specific terms of each issuance of Debt Securities to be set forth in one or more board resolutions, officer’s certificates and/or supplemental indentures to the Indenture (each, a “Supplemental Indenture”). The Debt Securities may be represented by certificates (each, a “Debt Security Certificate” and together with the Indenture and related Supplemental Indenture, the “Governing Debt Security Documents”). The Units may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Corporation and one or more banks or trust companies acting as agent and the Units may be represented by certificates (each, a “Unit Certificate” and together with the related Unit Agreement, the “Governing Unit Documents”, and, together with the Governing Warrant Documents, Governing Subscription Receipt Documents, Governing Debt Security Documents, the “Transaction Documents”).

We, as your counsel, have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of the Corporation, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion including:

(a)	the Registration Statement, including the Prospectus included therein;

(b)	the articles and by-laws of the Corporation, as amended to date (the “Constating Documents”);

(c)	resolutions of the directors of the Corporation relating to the Registration Statement and related matters; and

(d)	a certificate of an officer of the Corporation dated the date hereof regarding certain factual matters (the “Officer’s Certificate”).

In rendering the opinions expressed herein, we have relied exclusively on the Officer’s Certificate with respect to the accuracy of the factual matters contained therein. We have also, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and directors or managers, as the case may be, and officers of the Corporation that we reviewed were and are accurate, and (vii) all representations made by the Corporation as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	With respect to any Common Shares or Preferred Shares which may be offered by the Corporation pursuant to the Registration Statement (the “Corporation Shares”), when

a.

the issuance and sale of the Corporation Shares have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect) and the OBCA (as then in effect), including, with respect to the issuance of any series of Preferred Shares, the filing of the applicable Articles of Amendment, and do not violate any Applicable Law (as defined herein) or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and comply with any requirement or restriction imposed by any stock exchange, court or governmental body having jurisdiction over the Corporation or any of its subsidiaries;

b.

the full consideration for the Corporation Shares, determined to be adequate by the Corporation’s Board of Directors, and as provided pursuant to the applicable agreements pursuant to which such Corporation Shares are to be issued, in the manner contemplated in the applicable Prospectus Supplement and the Constating Documents (as then in effect), has been received by the Corporation; and

c.

if certificated, the certificates representing the Corporation Shares have been duly executed and delivered by the proper officers of the Corporation to the purchasers thereof against payment of the consideration therefor as described in 1.b. above, the Corporation Shares will be validly issued, fully paid, and non-assessable.

2.

With respect to any Warrants which may be offered pursuant to the Registration Statement (the “Offered Warrants”), assuming the applicable Governing Warrant Documents, if any, have been duly authorized, executed and delivered by the applicable warrant agent, when

a.

the terms, issuance, and sale of the Offered Warrants, and the Governing Warrant Documents, if any, have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect) and the OBCA (as then in effect), and provided the issuance and sale of the Offered Warrants do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and comply with any requirement or restriction imposed by any stock exchange, court or governmental body having jurisdiction over the Corporation or any of its subsidiaries;

b.

the full consideration for the Offered Warrants, determined to be adequate by the Corporation’s Board of Directors, and as provided pursuant to the applicable agreements, if any, pursuant to which such Offered Warrants are to be issued, in the manner contemplated in the applicable Prospectus Supplement and Transaction Documents relating thereto, has been received by the Corporation;

c.

if certificated, the Warrant Certificates representing the Offered Warrants have been duly executed, countersigned (if required), issued, and delivered in accordance with the terms of the Warrant Indenture, if any, to the purchasers thereof against payment of the consideration as described in 2.b. above; and

d.	the Warrant Indenture, if any, relating to the Offered Warrants has been duly authorized, executed, and delivered by the Corporation,

the Offered Warrants will be validly issued, and the Offered Warrants, and the Governing Warrant Documents, if any, will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

3.

With respect to the Subscription Receipts which may be offered pursuant to the Registration Statement (the “Offered Subscription Receipts”), assuming the applicable Governing Subscription Receipt Documents, if any, have been duly authorized, executed and delivered by the applicable escrow agent, when

a.

the terms, issuance, and sale of the Offered Subscription Receipts and the Governing Subscription Receipt Documents, if any, have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect) and the OBCA (as then in effect), and provided the issuance and sale of the Offered Subscription Receipts do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and comply with any requirement or restriction imposed by any stock exchange, court or governmental body having jurisdiction over the Corporation or any of its subsidiaries;

b.

the full consideration for the Offered Subscription Receipts, determined to be adequate by the Corporation’s Board of Directors, and as provided pursuant to the applicable agreements, if any, pursuant to which such Offered Subscription Receipts are to be issued, in the manner contemplated in the applicable Prospectus Supplement and Transaction Documents relating thereto, has been received by the Corporation;

c.

if certificated, the Subscription Receipt Certificates representing the Offered Subscription Receipts have been duly executed, countersigned (if required), issued, and delivered in accordance with the terms of the Subscription Receipt Agreement, if any, to the purchasers thereof against payment of the consideration as described in 3.b. above; and

d.	the Subscription Receipt Agreement, if any, relating to the Offered Subscription Receipts has been duly authorized, executed, and delivered by the Corporation,

the Offered Subscription Receipts will be validly issued, and the Offered Subscription Receipts, and the Governing Subscription Receipt Documents, if any, will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

4.

With respect to the Debt Securities which may be offered pursuant to the Registration Statement (the “Offered Debt Securities”), assuming the Indenture and the relevant Supplemental Indenture(s) have been duly authorized, executed and delivered by the Trustee, and when

a.

the terms, issuance and sale of a particular series of Offered Debt Securities and the Governing Debt Security Documents have been duly authorized, established, executed, authenticated, issued and delivered in accordance with the Indenture and the relevant Supplemental Indenture(s), if any, and in conformity with the Constating Documents (as then in effect), and provided the issuance and sale do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and comply with any requirement or restriction imposed by any stock exchange, court or governmental body having jurisdiction over the Corporation or any of its subsidiaries;

b.

the full consideration for the Offered Debt Securities, determined to be adequate by the Corporation’s Board of Directors, and as provided pursuant to the applicable agreements, if any, pursuant to which such Offered Debt Securities are to be issued, in the manner contemplated in the applicable Prospectus Supplement and Transaction Documents relating thereto, has been received by the Corporation;

c.

if certificated, the Debt Security Certificates representing the Offered Debt Securities have been duly executed, countersigned (if required), issued, and delivered in accordance with the terms of the Indenture and the relevant Supplemental Indenture(s), if any, to the purchasers thereof against payment of the consideration as described in 4.b. above; and

d.	the Indenture and the relevant Supplemental Indenture(s), if any, have been duly authorized, executed, and delivered by the Corporation;

such Offered Debt Securities will be validly issued, and the Offered Debt Securities, and the Governing Debt Security Documents, if any, will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

5.	With respect to any Units which may be offered pursuant to the Registration Statement (the “Offered Units”), when

a.

the terms, issuance and sale of the Offered Units and the Governing Unit Documents, if any, have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect) and the OBCA (as then in effect), and provided the issuance and sale do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and comply with any requirement or restriction imposed by any stock exchange, court or governmental body having jurisdiction over the Corporation or any of its subsidiaries;

b.

the full consideration for the Offered Units, determined to be adequate by the Corporation’s Board of Directors, and as provided pursuant to the applicable agreements, if any, pursuant to which such Offered Units are to be issued, in the manner contemplated in the applicable Prospectus Supplement and Transaction Documents relating thereto, has been received by the Corporation;

c.

if certificated, the Unit Certificates representing the Offered Units have been duly executed, countersigned (if required), issued and delivered in accordance with the terms of the Unit Agreement, if any, to the purchasers thereof against payment of the consideration as described in 5.b. above; and

d.	the Unit Agreement, if any, relating to the Offered Units, if any, has been duly authorized, executed, and delivered by the Corporation;

the Offered Units will be validly issued and the Offered Units, and the Governing Unit Documents, if any, will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

The opinions expressed above regarding the enforceability of Securities and the corresponding Transaction Documents are subject to:

(a)	any applicable bankruptcy, insolvency, moratorium, arrangement, winding-up laws or similar laws affecting the enforcement of creditors’ rights generally including laws regarding limitations of action;

(b)

concepts of reasonableness and general principles of equity, including the principle that the granting of equitable remedies such as specific performance and injunctive relief is within the discretion of a court of competent jurisdiction;

(c)	the powers of a court of competent jurisdiction to grant relief from forfeiture, to stay proceedings before it and to stay execution on judgments;

(d)

the qualification that the costs of and incidental to all proceedings authorized to be taken in court are in the discretion of the court and the court has full power to determine by whom and to what extent such costs shall be paid;

(e)	the qualification that rights to indemnity and contribution may be limited by applicable law;

(f)

the qualification that a court may require the discretionary powers expressed to be conferred on any party to such agreement or certificate to be exercised reasonably and in good faith notwithstanding any provisions to the contrary and may decline to accept as conclusive factual or legal determinations described as conclusive therein;

(g)

the qualification that any provision in such agreement or certificate which purports to sever from such agreement or certificate, as the case may be, any provision therein which is prohibited or unenforceable under applicable law without affecting the validity of the remainder of the agreement or certificate, as the case may be, would be enforced only to the extent that the court determined that such prohibited or unenforceable provision could be severed without impairing the interpretation and application of the remainder of the agreement or certificate, as the case may be;

(h)

the qualification that any provision in such agreement or certificate which purports to exculpate a party from liability or duty otherwise owed by it to another and certain remedial terms and waivers of equitable defenses provided for in such agreement or certificate are limited by law; and

(i)	the qualification as to the enforceability of any provision in such agreement or certificate which purports to contract out of, vary or exclude the provisions of the Limitations Act, 2002 (Ontario).

In addition, we express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law; or (ii) the effect of any fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

In connection with the opinions expressed above, we have assumed that (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (ii) an appropriate Prospectus Supplement with respect to the applicable Securities will have been prepared, delivered and filed, if necessary, in compliance with the Securities Act and the applicable rules and regulations thereunder.

Further, we have assumed that, at or prior to the time of the delivery of any Securities: (i) all corporate or other action required to be taken by the Corporation to duly authorize each proposed issuance of the Securities and the applicable Transaction Documents shall have been taken, and shall remain in full force and effect; (ii) each Transaction Document, if any, and the Securities will each be valid, binding and enforceable agreements of each party thereto (other than as expressly covered in our opinions above in respect of the Corporation); and (iii) there shall not have occurred any change in the Constating Documents or Applicable Law affecting the validity of such issuance or the validity or enforceability of such Transaction Documents, if any, or Securities. We have also assumed that the execution, delivery and performance by the Corporation of any Transaction Documents, if any, or Securities whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Corporation.

We are qualified to practice law in the Province of Ontario and the State of New York, and we do not express any opinion with respect to the laws of any jurisdiction other than (a) the laws of the Province of Ontario and the federal laws of Canada applicable therein (including in respect of the OBCA), and (b) the laws of the State of New York, in each case, in force at the date of this opinion letter (the “Applicable Law”). Notwithstanding the foregoing and our opinions set forth above, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with any Transaction Document or the issuance and sale of any Securities. All opinions expressed in this letter concerning the laws of the Province of Ontario have been given by members of the Law Society of Ontario and all opinions expressed in this letter concerning the laws of New York have been given by members of the Bar of the State of New York.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Torys LLP